Exhibit 99.1

Jeff Jacobson to Become CEO of Xerox Corporation Following Completion of Separation

NORWALK, Conn., June 23, 2016 — Xerox (NYSE: XRX) announced today that its board of directors appointed Jeff Jacobson to be chief executive officer of Xerox Corporation following the completion of the company’s planned separation into two publicly traded companies. Jacobson currently serves as president of Xerox Technology and will continue in his current role until the separation is complete.

“Jeff is a great leader with a passion for our business and employees, deep customer relationships and a clear strategic vision to capitalize on the opportunities ahead,” said Ursula Burns. “During his four years at Xerox, Jeff has driven significant productivity and cost efficiency efforts while maintaining our commitment to innovation, quality and leading technology. With his previous public-company CEO experience and his track record and achievements at Xerox, the Board and I are confident he is the best person to lead Xerox forward.”

An industry veteran, Jacobson joined Xerox in 2012 as the president of Global Graphic Communications Operations. He became the president of the Xerox Technology business in 2014 with responsibility for worldwide strategy, sales channel operations, marketing, technical services and customer support, product development, manufacturing and distribution. Prior to Xerox, he served as the president, chief executive officer and chairman of Presstek, a supplier of digital offset printing solutions, where he drove a global expansion program.

“I am honored by the board’s decision to appoint me to lead one of the world’s most iconic companies and confident that we will build a bright future for Xerox on the foundation of disciplined management, operational excellence and customer focus that is in place today. As an independent company and with the benefit of the strategic transformation we are aggressively implementing, we will capture the many opportunities available to us to strengthen core businesses and pursue select growth opportunities,” Jacobson said.

“Jeff is clearly the right leader for Xerox’s document technology company,” said Ann Reese, Xerox’s lead independent director. “The board employed a rigorous internal and external search and undertook a thoughtful process to identify the right talent. Jeff has shown he is well-equipped to execute on the work we are doing now and to leverage future opportunities for the benefit of our shareholders, clients, partners and employees.”

On January 29, 2016, Xerox announced its plans to separate into two independent, publicly traded companies – Xerox, which will be comprised of the company’s Document Technology and Document Outsourcing businesses, and Conduent, a business process services company. The company is on track to complete the separation by the end of 2016.

Xerox will be a global leader in document management and document outsourcing with superior technology, solutions and innovations. With $11 billion in 2015 revenue, the company will continue to be a trusted partner to its customers, helping them improve productivity, workflow and business performance through our deep understanding of how, why and where people work.

Conduent will be a business process services leader that helps businesses and governments manage transaction intensive processes at a large scale. With approximately $7 billion in 2015 revenue – 90% of which is annuity based – the company is focused on attractive growth markets including transportation, healthcare, commercial and government services.

Jeff Jacobson Biography

Jeffrey Jacobson is president of the Xerox Technology business. He was named to this position and appointed an executive vice president of the corporation in July 2014. Jacobson has been a corporate officer since February 2012.

In his current role, Jacobson leads the company’s technology business, which offers a diverse portfolio of hardware, software and services to customers ranging from small businesses to multinational enterprises. He is responsible for worldwide strategy, sales channel operations, marketing, technical services and customer support, and product development, manufacturing and distribution.

Jacobson joined Xerox in 2012 as the president of Global Graphic Communications Operations where he led strategy, operations and product development of the company’s production systems portfolio for the global graphic communications market. In 2014, as the chief operating officer of the Xerox Technology business, his responsibilities were expanded to include strengthening the technology product and solutions portfolio, managing the cost base and driving supply chain, manufacturing and overall efficiencies.

Prior to Xerox, Jacobson served as the president and chief executive officer of Presstek, adding the title of chairman in 2009. Previously, Jacobson was chief operating officer of Eastman Kodak Company’s $3.6 billion Graphic Communications Group. He also served for five years as CEO of Kodak Polychrome Graphics, a $1.7 billion joint venture between Sun Chemical and Eastman Kodak.

Jacobson, age 56, is a graduate of the State University of New York Buffalo and holds a master’s degree in industrial relations from the Cornell School of Industrial Relations. He also holds a juris doctor degree from Pace University School of Law and is admitted to the bar in New York and New Jersey.

About Xerox

Xerox is helping change the way the world works. By applying our expertise in imaging, business process, analytics, automation and user-centric insights, we engineer the flow of work to provide greater productivity, efficiency and personalization. Our employees create meaningful innovations and provide business process services, printing equipment, software and solutions that make a real difference for our clients and their customers in 180 countries. Learn more at www.xerox.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that our bids do not accurately estimate the resources and costs required to implement and service very complex, multi-year governmental and commercial contracts, often in advance of the final determination of the full scope and design of such contracts or as a result of the scope of such contracts being changed during the life of such contracts; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; service interruptions; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; the collectability of our receivables for unbilled services associated with very large, multi-year contracts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to expand equipment placements; interest rates, cost of borrowing and access to credit markets; the risk that our products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives; the outcome of litigation and regulatory proceedings to which we may be a party; the possibility that the proposed separation of the Business Process Outsourcing (BPO) business from the Document Technology and Document Outsourcing business will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to our business in connection with the proposed separation; the potential that BPO and Document Technology and Document Outsourcing do not realize all of the expected benefits of the separation; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and our 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, Carl.Langsenkamp@xerox.com

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